Exhibit 99.1

2941 Fairview Park Drive	News
Suite 100
Falls Church, VA 22042-4513
www.generaldynamics.com

January 23, 2008

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Earnings, Revenue Growth in Fourth Quarter 2007

•	Earnings from Continuing Operations Grow 24.8 percent

•	Revenues Increase 15.4 Percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported financial results for the fourth quarter and full year of 2007, which ended December 31.

Fourth-Quarter Results

General Dynamics’ earnings from continuing operations in the fourth quarter 2007 were $578 million, or $1.42 per share on a fully diluted basis, compared to 2006 fourth-quarter earnings from continuing operations of $463 million, or $1.13 per share fully diluted. Revenue for the fourth quarter 2007 was $7.5 billion, compared to fourth-quarter 2006 revenue of $6.5 billion.

Full-year 2007 Results

Earnings from continuing operations for 2007 were $2.1 billion, or $5.10 per share on a fully diluted basis, compared with $1.7 billion, or $4.20 fully diluted, in 2006. This is an increase of 21.6 percent. Revenue for the full year 2007 was $27.2 billion, compared with $24.1 billion for 2006, an increase of 13.2 percent.

Cash

Net cash provided by operating activities from continuing operations totaled $1.07 billion in the quarter and $2.95 billion for the year. Free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $891 million in the quarter and $2.48 billion for the year.

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Backlog

The company’s funded backlog grew by $292 million in the fourth quarter of 2007, to $37.2 billion. Compared to year-end 2006, funded backlog increased $3.2 billion. Total backlog at year-end 2007 was $46.8 billion.

Margins

Operating margins for the fourth quarter 2007 increased to 11.6 percent from 10.8 percent for fourth quarter 2006. For the full year, company-wide operating margins increased by 50 basis points over 2006, to 11.4 percent.

Net Earnings

General Dynamics’ net earnings for the fourth quarter of 2007 were $579 million, compared to fourth-quarter 2006 net earnings of $408 million, which included charges in discontinued operations related to the anticipated sale of the company’s coal mining operations. Net earnings for the full year were $2.07 billion in 2007, compared to $1.86 billion in 2006 which included a gain in discontinued operations from the sale of the company’s aggregates business.

“General Dynamics generated solid returns in the fourth quarter of 2007,” said General Dynamics Chairman and Chief Executive Officer Nicholas D. Chabraja. “Revenues and earnings grew substantially over the fourth quarter of 2006, and operating margins increased 80 basis points, to 11.6 percent, when compared to the fourth quarter 2006. Free cash flow from operations in the quarter was $891 million, or more than 150 percent of net earnings.

“Highlights of the quarter included significant revenue and earnings growth in the Combat Systems group on strong combat-vehicle sales, including Abrams tank modernization and Stryker production, as well as significant sales and earnings increases in the Aerospace group,” Chabraja said. “Marine Systems once again improved margin rates, on a modest increase in sales volume, contributing to another year of strong performance across the corporation. Notably, total backlog in the Information Systems and Technology segment grew $300 million on the strength of $3 billion in orders, reflecting a book-to-bill ratio of 1.2.

“Given our strong performance in 2007, the record backlog and strong support for our programs, we expect 2008 earnings to be in the range of $5.55 to $5.65 per share, fully diluted,” Chabraja said.

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General Dynamics, headquartered in Falls Church, Virginia, employs approximately 83,500 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date of this press release. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, January 23, 2008. Those accessing the webcast will be able to listen to management’s discussion of the fourth-quarter and full-year results, as well as the question-and-answer session with securities analysts.

The webcast will be available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 3 p.m. on January 23 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 97541627. It will be available from 3 p.m. on January 23 until midnight January 30, 2008.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2007	2006	$	%
NET SALES	$7,515	$6,514	$1,001	15.4%
OPERATING COSTS AND EXPENSES	6,644	5,811	(833)

OPERATING EARNINGS	871	703	168	23.9%

Interest, Net	(11)	(27)	16
Other, Net	—	—	—

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	860	676	184	27.2%

Provision for Income Taxes	282	213	(69)

EARNINGS FROM CONTINUING OPERATIONS	$578	$463	$115	24.8%

Discontinued Operations, Net of Tax	1	(55)	56

NET EARNINGS	$579	$408	$171	41.9%

EARNINGS PER SHARE — BASIC
Continuing Operations	$1.43	$1.14	$0.29	25.4%
Discontinued Operations	$—	$(0.13)	$0.13

Net Earnings	$1.43	$1.01	$0.42	41.6%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	403.3	405.0

EARNINGS PER SHARE — DILUTED
Continuing Operations	$1.42	$1.13	$0.29	25.7%
Discontinued Operations	$—	$(0.13)	$0.13

Net Earnings	$1.42	$1.00	$0.42	42.0%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	406.9	408.7

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2007	2006	$	%
NET SALES	$27,240	$24,063	$3,177	13.2%
OPERATING COSTS AND EXPENSES	24,127	21,438	(2,689)

OPERATING EARNINGS	3,113	2,625	488	18.6%

Interest, Net	(70)	(101)	31
Other, Net	4	3	1

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,047	2,527	520	20.6%

Provision for Income Taxes	967	817	(150)

EARNINGS FROM CONTINUING OPERATIONS	$2,080	$1,710	$370	21.6%

Discontinued Operations, Net of Tax	(8)	146	(154)

NET EARNINGS	$2,072	$1,856	$216	11.6%

EARNINGS PER SHARE — BASIC
Continuing Operations	$5.14	$4.24	$0.90	21.2%
Discontinued Operations	$(0.02)	$0.36	$(0.38)

Net Earnings	$5.12	$4.60	$0.52	11.3%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	404.4	403.4

EARNINGS PER SHARE — DILUTED
Continuing Operations	$5.10	$4.20	$0.90	21.4%
Discontinued Operations	$(0.02)	$0.36	$(0.38)

Net Earnings	$5.08	$4.56	$0.52	11.4%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	408.1	406.8

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2007	2006	$	%
NET SALES:
AEROSPACE	$1,211	$1,033	$178	17.2%
COMBAT SYSTEMS	2,645	1,805	840	46.5%
MARINE SYSTEMS	1,218	1,178	40	3.4%
INFORMATION SYSTEMS AND TECHNOLOGY	2,441	2,498	(57)	(2.3)%

TOTAL	$7,515	$6,514	$1,001	15.4%

OPERATING EARNINGS:
AEROSPACE	$212	$168	$44	26.2%
COMBAT SYSTEMS	323	194	129	66.5%
MARINE SYSTEMS	101	84	17	20.2%
INFORMATION SYSTEMS AND TECHNOLOGY	254	266	(12)	(4.5)%
CORPORATE	(19)	(9)	(10)	(111.1)%

TOTAL	$871	$703	$168	23.9%

OPERATING MARGINS:
AEROSPACE	17.5%	16.3%
COMBAT SYSTEMS	12.2%	10.7%
MARINE SYSTEMS	8.3%	7.1%
INFORMATION SYSTEMS AND TECHNOLOGY	10.4%	10.6%
TOTAL	11.6%	10.8%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2007	2006	$	%
NET SALES:
AEROSPACE	$4,828	$4,116	$712	17.3%
COMBAT SYSTEMS	7,797	5,983	1,814	30.3%
MARINE SYSTEMS	4,993	4,940	53	1.1%
INFORMATION SYSTEMS AND TECHNOLOGY	9,622	9,024	598	6.6%

TOTAL	$27,240	$24,063	$3,177	13.2%

OPERATING EARNINGS:
AEROSPACE	$810	$644	$166	25.8%
COMBAT SYSTEMS	916	677	239	35.3%
MARINE SYSTEMS	421	375	46	12.3%
INFORMATION SYSTEMS AND TECHNOLOGY	1,027	976	51	5.2%
CORPORATE	(61)	(47)	(14)	(29.8)%

TOTAL	$3,113	$2,625	$488	18.6%

OPERATING MARGINS:
AEROSPACE	16.8%	15.6%
COMBAT SYSTEMS	11.7%	11.3%
MARINE SYSTEMS	8.4%	7.6%
INFORMATION SYSTEMS AND TECHNOLOGY	10.7%	10.8%
TOTAL	11.4%	10.9%

Exhibit D

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PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	December 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and equivalents	$2,891	$1,604
Accounts receivable	2,874	2,341
Contracts in process	4,337	3,988
Inventories	1,621	1,484
Other current assets	575	463

Total Current Assets	12,298	9,880

Noncurrent Assets:
Property, plant and equipment, net	2,472	2,168
Intangible assets, net	972	1,184
Goodwill	8,942	8,541
Other assets	1,049	603

Total Noncurrent Assets	13,435	12,496

	$25,733	$22,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt and current portion of long-term debt	$673	$7
Accounts payable	2,318	1,956
Customer advances and deposits	3,440	2,949
Other current liabilities	2,733	2,912

Total Current Liabilities	9,164	7,824

Noncurrent Liabilities:
Long-term debt	2,118	2,774
Other liabilities	2,683	1,951
Commitments and contingencies

Total Noncurrent Liabilities	4,801	4,725

Shareholders’ Equity:
Common stock	482	482
Surplus	1,141	880
Retained earnings	11,379	9,769
Treasury stock	(1,881)	(1,455)
Accumulated other comprehensive income	647	151

Total Shareholders’ Equity	11,768	9,827

	$25,733	$22,376

Exhibit E

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PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2007	December 31, 2006
Cash Flows from Operating Activities:
Net earnings	$2,072	$1,856
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	278	251
Amortization	145	133
Stock-based compensation expense	86	61
Excess tax benefit from stock-based compensation	(67)	(47)
Deferred income tax provision	122	45
Discontinued operations, net of tax	8	(146)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(519)	(160)
Contracts in process	(435)	(390)
Inventories	(135)	(237)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	340	180
Customer advances and deposits	993	399
Income taxes payable	66	39
Other, net	(2)	172

Net Cash Provided by Operating Activities from Continuing Operations	2,952	2,156
Net Cash Used by Discontinued Operations—Operating Activities	(27)	(28)

Net Cash Provided by Operating Activities	2,925	2,128

Cash Flows from Investing Activities:
Purchases of available-for-sale securities	(2,798)	(82)
Sales/maturities of available-for-sale securities	2,619	70
Capital expenditures	(474)	(334)
Business acquisitions, net of cash acquired	(330)	(2,342)
Discontinued operations	23	300
Other, net	108	72

Net Cash Used by Investing Activities	(852)	(2,316)

Cash Flows from Financing Activities:
Purchases of common stock	(505)	(85)
Dividends paid	(445)	(359)
Proceeds from option exercises	207	253
Excess tax benefit from stock-based compensation	67	47
Repayment of fixed-rate notes	—	(500)
Other, net	(110)	105

Net Cash Used by Financing Activities	(786)	(539)

Net Increase (Decrease) in Cash and Equivalents	1,287	(727)
Cash and Equivalents at Beginning of Period	1,604	2,331

Cash and Equivalents at End of Period	$2,891	$1,604

Exhibit F

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2007		Fourth Quarter 2006
Non-GAAP Financial Measures:

Free Cash Flow from Operations:	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities from Continuing Operations	$1,071	$2,952	$824	$2,156
Capital Expenditures	(180)	(474)	(137)	(334)

Free Cash Flow from Operations (A)	$891	$2,478	$687	$1,822

Return on Invested Capital:
Earnings from Continuing Operations	$2,080		$1,710
After-Tax Interest Expense	89		106
After-Tax Amortization Expense	99		90

Net Operating Profit after Taxes	2,268		1,906
Average Debt and Equity	13,430		12,220

Return on Invested Capital (B)	16.9%		15.6%

Other Financial Information:
Debt-to-Equity (C)	23.7%		28.3%
Debt-to-Capital (D)	19.2%		22.1%
Book Value per Share (E)	$29.13		$24.22
Total Taxes Paid	$156		$194
Company Sponsored R&D (F)	$124		$101
Employment	83,500		81,000
Sales Per Employee (G)	$329,400		$309,300
Shares Outstanding	403,979,572		405,792,438

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The company uses free cash flow from operations to assess the quality of its earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	The company’s management believes return on invested capital is a measurement that is useful to investors, because it reflects the company’s ability to generate returns from the capital it has deployed in its operations. The company uses ROIC to evaluate investment decisions and as a performance measure in evaluating management. The company defines ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(D)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(E)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(F)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(G)	Sales per employee is calculated by dividing net sales for the latest 12-month period by the company’s average number of employees during that period.

Exhibit G

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Fourth Quarter 2007
AEROSPACE	$11,591	$665	$12,256	$925	$13,181
COMBAT SYSTEMS	10,824	2,077	12,901	2,347	15,248
MARINE SYSTEMS	7,621	4,439	12,060	2,513	14,573
INFORMATION SYSTEMS AND TECHNOLOGY	7,158	2,457	9,615	8,721	18,336

TOTAL	$37,194	$9,638	$46,832	$14,506	$61,338

Third Quarter 2007
AEROSPACE	$10,241	$687	$10,928	$964	$11,892
COMBAT SYSTEMS	11,371	2,195	13,566	2,083	15,649
MARINE SYSTEMS	8,106	4,641	12,747	2,601	15,348
INFORMATION SYSTEMS AND TECHNOLOGY	7,184	2,123	9,307	9,496	18,803

TOTAL	$36,902	$9,646	$46,548	$15,144	$61,692

Fourth Quarter 2006
AEROSPACE	$6,941	$752	$7,693	$964	$8,657
COMBAT SYSTEMS	10,086	1,883	11,969	1,855	13,824
MARINE SYSTEMS	9,449	4,576	14,025	1,052	15,077
INFORMATION SYSTEMS AND TECHNOLOGY	7,548	2,432	9,980	9,218	19,198

TOTAL	$34,024	$9,643	$43,667	$13,089	$56,756

*	The estimated potential contract value represents management’s estimate of the company’s future contract value under indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts. Because the value in the IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the options and establishes a firm order.

Exhibit H

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FOURTH QUARTER 2007 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

General Dynamics received the following significant contract orders during the fourth quarter of 2007:

Combat Systems

•	Combined orders worth $347 from the U.S. Army under the Abrams M1A2 System Enhancement Package (SEP) program to reset and upgrade approximately 420 vehicles.

•	$308 from the Army under the Egyptian M1A1 Abrams Tank Co-production program to supply 125 tank kits for assembly.

•

Combined orders worth $236 for 401 armored Cougar vehicles and related spares under the Mine Resistant Ambush Protected (MRAP) vehicle program. The company is providing these vehicles to the U.S. Marine Corps through a joint venture with Force Protection, Inc.

•	Combined orders worth $84 from the Army for Abrams Tank System Technical Support, bringing the total contract value to over $400.

•	$88 from the Spanish government for 21 Piranha II wheeled armored vehicles.

Marine Systems

•	$270 from the U.S. Navy to purchase long-lead materials for the FY 09 Virginia-class submarine.

•	$189 from the Navy for procurement of long-lead materials and pre-production planning for the DDG 1000 Zumwalt-class destroyers.

Information Systems and Technology

•	Contract modifications from the Army worth $633 to continue design and development of the Warfighter Information Network-Tactical (WIN-T) system.

•	Combined orders totaling $113 under the Common Hardware/Software III program, bringing the total contract value to approximately $1.1 billion.

•

$91 from the Navy to provide modifications and support for fire control systems aboard U.S. and U.K. ballistic missile submarines and for the attack weapons control system aboard U.S. guided missile submarines. The contract has a total potential value of approximately $160.

•	$86 from the U.K. Royal Air Force for the tactical data link system of the Tactical Information Exchange Capability (TIEC) program. TIEC provides aircrew with enhanced situational awareness.

Exhibit I

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AIRCRAFT DELIVERIES (UNAUDITED)

	Fourth Quarter		Twelve Months
	2007	2006	2007	2006
GREEN (UNITS):
LARGE AIRCRAFT	19	19	79	71
MID-SIZE AIRCRAFT	16	11	59	42

TOTAL	35	30	138	113

COMPLETIONS (UNITS):
LARGE AIRCRAFT	20	17	82	71
MID-SIZE AIRCRAFT	17	12	56	33

TOTAL	37	29	138	104

PRE-OWNED:
UNITS	—	1	8	11

SALES (millions)	$—	$13	$78	$217
OPERATING EARNINGS (millions)	$—	$3	$6	$20

AEROSPACE MARGINS
EXCLUDING PRE-OWNED ACTIVITY	17.5%	16.2%	16.9%	16.0%

AIRCRAFT ORDERS (UNAUDITED)

	UNITS
	Large Aircraft		Mid-size Aircraft		Total
	2007	2006	2007	2006	2007	2006
ORDERS	179	114	78	45	257	159
DELIVERIES (A)	79	71	59	42	138	113

BOOK-TO-BILL	2.27	1.61	1.32	1.07	1.86	1.41

(A)	Represents green deliveries.

Exhibit J

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